Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Post-Effective Registration Statement on Form S-1 of our report dated March 9, 2012, of North Bay Resources Inc. relating to the financial statements as of December 31, 2011 and 2010 and for the period from inception to December 31, 2011, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

June 20, 2012